UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	52-1549373
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.50% Series A Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-173551

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), par value $0.01 per share and liquidation value $25.00 per share, to be registered hereunder is contained under the heading “Description of the Series A Preferred Stock” in the Registrant’s prospectus supplement dated July 25, 2012, and under “Description of our Preferred Stock” in the accompanying prospectus, as filed with the U.S. Securities and Exchange Commission on July 27, 2012 pursuant to Rule 424(b)(2), which descriptions are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Restated Articles of Incorporation, effective July 9, 2008 (incorporated herein by reference to Exhibit 3.1 to Dynex’s Current Report on Form 8-K filed July 11, 2008).

3.1.1*	Articles of Amendment to the Restated Articles of Incorporation, effective July 30, 2012.

3.2	Amended and Restated Bylaws, effective March 26, 2008 (incorporated herein by reference to Exhibit 3.2 to Dynex’s Current Report on Form 8-K filed April 1, 2008).

4.1	Specimen of Common Stock Certificate (incorporated herein by reference to Amendment No. 3 to Dynex’s Registration Statement on Form S-11 dated February 10, 1988).

4.2*	Specimen of 8.50% Series A Cumulative Redeemable Preferred Stock Certificate.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DYNEX CAPITAL, INC.

/s/ Stephen J. Benedetti
By:	Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: July 31, 2012